UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2020

FOMO CORP.

(Exact name of Registrant as specified in its Charter)

CALIFORNIA	001-13126	83-3889101
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2810 Bristol Dr. Ste. 309, Lisle, IL 60532

(Address of principal executive offices)

(630) 708-0750

(Registrant’s Telephone Number)

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common	ETFM	OTC Pink

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2) [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act [X]

FOMO CORP. p/k/a 2050 Motors, Inc. is referred to herein as “we”, “us”, or “us”

ITEM 8.01 Other Events

As papered on September 22, 2020 but executed on October 2, 2020, FOMO CORP. signed an Initial Agreement obtaining a 180-day period of exclusivity to acquire the member interests of PPE Source International, LLC (“PPESI”), a provider of PPE (personal protective equipment) including nitrile gloves, facial protection masks, and surgical gowns sourced directly from manufacturers in Asia. The Companies intend to commence due diligence by year-end 2020. As consideration for the exclusive acquisition option, FOMO CORP. issued John Kelly, PPESI’s sole member, 100,000 Series B Preferred Shares of the Company.

Item 9.01. Exhibits

(a) Exhibits. The following exhibit is filed with this Current Report on Form 8-K:

Exhibit No.	Description
10.1	FOMO CORP. PPESI Initial Agreement 09-22-2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOMO CORP.

Date: October 6, 2020	By:	/s/ Vikram Grover
Vikram Grover
Chief Executive Officer